                                                                    Exhibit 11


                              Dobson Wireline Company
                             Earnings per Common Share

                                                  Years ended December 31,
                                             ---------------------------------
                                                1997        1996        1995
                                              ---------  ---------   ---------
Income before extraordinary items             $ 549,629  $ 331,058   $ 499,543
Extraordinary item                            (217,488)     -           -
                                              ---------  ---------   ---------
Net income                                    $ 332,141  $ 331,058   $ 499,543
                                              ---------  ---------   ---------
                                              ---------  ---------   ---------

Basic net income (loss) per common share:

Weighted average common shares outstanding          100        100         100
                                              ---------  ---------   ---------
                                              ---------  ---------   ---------

Income before extraordinary items               $ 5,496    $ 3,311     $ 4,995
Extraordinary item                              (2,175)    -           -
                                              ---------  ---------   ---------
Basic net income per common share               $ 3,321    $ 3,311     $ 4,995
                                              ---------  ---------   ---------
                                              ---------  ---------   ---------